Exhibit 99.1

Spectrum Brands Shares Begin Trading on the NYSE under the Symbol “SPB”

ATLANTA--(BUSINESS WIRE)--March 18, 2010--Spectrum Brands (NYSE: SPB) today announced that its common stock has begun trading on the New York Stock Exchange (“NYSE”) under the ticker symbol “SPB”. To commemorate the listing of its shares on the NYSE, members of Spectrum Brands’ senior management team today rang the Opening Bell at the NYSE.

“The opening of trading of our common stock on the NYSE is an important symbol of the considerable progress Spectrum Brands has made in pursuing our operational and financial objectives in recent years,” said Kent Hussey, CEO of Spectrum Brands. “This success is a testament to the dedication and hard work of our outstanding employees, who remain squarely focused on providing outstanding quality and value to consumers worldwide.”

Generating revenues in excess of $2 billion annually, Spectrum Brands is a market leader in its key product categories within the consumer batteries, personal care, home & garden and pet supplies industries. Its brands, such as Rayovac, VARTA, Remington, Nature’s Miracle, Dingo, Tetra, Spectracide, Cutter, Hot Shot and Repel, are well-known and are sold in some of the world’s largest retailers on 6 different continents.

The Company announced on February 9, 2010 that it intends to add the Russell Hobbs’ portfolio of small home appliance brands -- including George Foreman, Russell Hobbs, Black & Decker, Toastmaster, LitterMaid and others -- to its portfolio to create a $3 billion global consumer products company. The merger with Russell Hobbs, which is expected to provide a strong balance sheet, greater liquidity, enhanced growth opportunities, notable synergies and a lower cost of debt for the combined company, is expected to be complete this summer.

Prior to today’s listing, Company shares have been trading as “SPEB” on the OTC Bulletin Board since September 2009.

About Spectrum Brands, Inc.

Spectrum Brands is a global consumer products company and a leading supplier of batteries, shaving and grooming products, personal care products, specialty pet supplies, lawn & garden and home pest control products, personal insect repellents and portable lighting. Helping to meet the needs of consumers worldwide, included in its portfolio of widely trusted brands are Rayovac(R), Remington(R), VARTA(R), Tetra(R), Marineland(R), Nature's Miracle(R), Dingo(R), 8-in-1(R), Spectracide(R), Cutter(R), Repel(R), and HotShot(R). Spectrum Brands' products are sold by the world's top 25 retailers and are available in more than one million stores in more than 120 countries around the world. Headquartered in Atlanta, Georgia, Spectrum Brands generates annual revenue from continuing operations in excess of $2 billion.

Certain matters discussed in this news release, with the exception of historical matters, may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are subject to a number of risks and uncertainties that could cause results to differ materially from those anticipated as of the date of this release. Actual results may differ materially as a result of (1) Spectrum Brands’ ability to manage and otherwise comply with its covenants with respect to its significant outstanding indebtedness, (2) Spectrum Brands’ ability to identify, develop and retain key employees, (3) risks that changes and developments in external competitive market factors, such as introduction of new product features or technological developments, development of new competitors or competitive brands or competitive promotional activity or spending, (4) changes in consumer demand for the various types of products Spectrum Brands offers, (5) unfavorable developments in the global credit markets, (6) the impact of overall economic conditions on consumer spending, (7) fluctuations in commodities prices, the costs or availability of raw materials or terms and conditions available from suppliers, (8) changes in the general economic conditions in countries and regions where Spectrum Brands does business, such as stock market prices, interest rates, currency exchange rates, inflation and consumer spending, (9) Spectrum Brands’ ability to successfully implement manufacturing, distribution and other cost efficiencies and to continue to benefit from its cost-cutting initiatives,(10) the ability of Spectrum Brands to complete the transaction with Russell Hobbs, and (11) unfavorable weather conditions and various other risks and uncertainties, including those discussed herein and those set forth in Spectrum Brands’ securities filings, including the most recently filed Annual Report on Form 10-K or Quarterly Reports on Form 10-Q. Spectrum Brands also cautions the reader that its estimates of trends, market share, retail consumption of its products and reasons for changes in such consumption are based solely on limited data available to Spectrum Brands and management’s reasonable assumptions about market conditions, and consequently may be inaccurate, or may not reflect significant segments of the retail market.

The Company also cautions the reader that undue reliance should not be placed on any forward-looking statements, which speak only as of the date of this release. Spectrum Brands undertakes no duty or responsibility to update any of these forward-looking statements to reflect events or circumstances after the date of this report or to reflect actual outcomes.

Additional factors that may affect future results and conditions are described in Spectrum Brands’ filings with the SEC, which are available at the SEC’s web site at www.sec.gov or at Spectrum Brands’ website at www.spectrumbrands.com.

IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC

This communication is being made in respect of a proposed business combination involving Spectrum Brands and Russell Hobbs. In connection with the proposed transaction, SB/RH Holdings plans to file with the SEC a Registration Statement on Form S-4 that includes the proxy statement of Spectrum Brands and that also constitutes a prospectus of SB/RH Holdings. The definitive Proxy Statement/Prospectus will be mailed to stockholders of Spectrum Brands. INVESTORS AND SECURITY HOLDERS OF SPECTRUM BRANDS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.

Investors and security holders will be able to obtain free copies of the Registration Statement and Proxy Statement/Prospectus (when available) and other documents filed with the SEC by Spectrum Brands through the web site maintained by the SEC at www.sec.gov. Free copies of the Registration Statement and Proxy Statement/Prospectus (when available) and other documents filed with the SEC can also be obtained on Spectrum Brands’ website at www.spectrumbrands.com.

PROXY SOLICITATION

Spectrum Brands, Russell Hobbs and their respective directors, executive officers and certain other members of management and employees may be soliciting proxies from Spectrum Brands and Russell Hobbs stockholders in favor of the acquisition. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the Spectrum Brands and Russell Hobbs stockholders in connection with the proposed acquisition will be set forth in the Proxy Statement/Prospectus when it is filed with the SEC. You can find information about Spectrum Brands’ executive officers and directors in its annual report on Form 10-K filed with the SEC on December 29, 2009. You can obtain free copies of these documents from Spectrum Brands in the manner set forth above.

CONTACT:
Spectrum Brands
Investor Contact:
Carey Phelps, 770-829-6208
DVP Investor Relations
or
Media Contact:
MS&L for Spectrum Brands
Frank Ranew, 404-870-6832